EXHIBIT 10(u)

SECOND MODIFICATION IN TERMS AGREEMENT

THIS SECOND MODIFICATION IN TERMS AGREEMENT (the “Modification”), dated as of August 6, 2004 (the “Effective Date”), is entered into by and among MPW Industrial Services Group, Inc. (“MPW Group”), each of the Subsidiaries of MPW Group listed on the Schedule of Subsidiary Borrowers attached hereto, the Lenders listed on the signature pages of this Modification, and Bank One, NA, [Main Office Columbus], as Administrative Agent and LC Issuer.

Background Information

A. Borrowers, Lenders, Administrative Agent and LC Issuer entered into a certain Credit Agreement, dated as of June 18, 2002, as amended by a Modification In Terms Agreement, dated as of April 27, 2004 (such credit agreement, as so amended, the “Agreement”).

B. Lenders have (i) agreed to extend Revolving Loans to Borrowers in the maximum principal amount of $35,000,000, and (ii) extended Term Loans to Borrowers in the original principal amount of $6,000,000, pursuant to the Agreement.

C. Borrowers have requested that (i) the Facility Termination Date (which is the termination date of the Commitments of the Lenders to extend Revolving Loans to Borrowers) be extended from June 15, 2005 to July 1, 2005, and (ii) the Term Loan Maturity Date be extended from June 15, 2005 to July 1, 2005, and the Lenders are willing to consent to the same, pursuant to the terms and conditions as set forth herein.

Provisions

NOW, THEREFORE, in consideration of their mutual agreements hereunder and under the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Lenders and LC Issuer hereby agree as follows:

1. Capitalized Terms. Except as otherwise defined herein, the capitalized terms used herein shall have the same meanings as set forth in the Agreement.

2. Modification of Terms.

(a) The Facility Termination Date shall be extended from June 15, 2005 to July 1, 2005, and in that connection the definition of “Facility Termination Date” set forth in Article I of the Agreement is hereby amended in its entirety to provide as follows:

““Facility Termination Date” means July 1, 2005 or any later date as may be specified as the Facility Termination Date in accordance with Section 2.20 or any earlier date on which the Aggregate Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.”

(b) The Term Loan Maturity Date shall be extended from June 15, 2005 to July 1, 2005, and in that connection the definition of “Term Loan Maturity Date” set forth in Article I of the Agreement is hereby amended in its entirety to provide as follows:

““Term Loan Maturity Date” means July 1, 2005.”

(c) The quarterly principal installment payable on June 30, 2005 with respect to the Term Loans shall not be required because of such extension of the Term Loan Extension Date, and in that connection Section 2.3(ii) of the Agreement is hereby amended in its entirety to provide as follows:

“(ii) The principal of Term Loans shall be payable in installments of $300,000 each, which shall be due and payable on each Payment Date (but excluding June 30, 2005), commencing with the first such date to occur after the date of this Agreement, and all remaining outstanding principal of the Term Loans shall be due and payable on the Term Loan Maturity Date.”

3. Conditions to Lender’s Obligations. The agreement of Lenders and LC Issuer to enter into this Modification, and for Lenders and LC Issuer to be bound by the terms hereof, are subject to the satisfaction of the following conditions precedent:

(a) Delivery of Documents. On or prior to the Effective Date, Administrative Agent shall have received such certificates, documents and other items as Administrative Agent, in its reasonable discretion, deems necessary or desirable.

(b) Representations and Warranties. The representations and warranties made by Borrowers in this Modification shall be true and correct in all material respects as of the date of this Modification.

4. Exhibits and Schedules. Each Borrower confirms and warrants that the information set forth in all schedules and exhibits to the Agreement is true, accurate and complete as of the date hereof.

5. Representations and Warranties; No Defaults. Each Borrower hereby represents and warrants to Lenders, LC Issuer and Administrative Agent that the following are true and correct as of the date of this Modification:

(a) the representations and warranties of each Borrower contained in the Agreement are true and correct on and as of the date of this Modification as if made on and as of such date, unless stated to relate to a specific earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date;

(b) all financial statements and information of Borrowers provided to Administrative Agent and Lenders are true, accurate and complete in all material respects as of the date of, and for the periods covered by, such financial statements and information;

(c) neither this Modification nor any other document, certificate or written statement furnished to Administrative Agent and/or Lenders or to special counsel to Administrative Agent by or on behalf of any Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading;

(d) each Borrower has full power and authority (i) to execute, deliver and perform this Modification, and (ii) to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper action by each Borrower;

(e) no consent, waiver or authorization of, or filing with, any person, entity or governmental authority is required to be made or obtained by any Borrower in connection with the execution, delivery, performance, validity or enforceability of this Modification;

(f) this Modification constitutes the legal, valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms;

(g) giving effect to the changes to the Agreement contemplated by this Modification, no Unmatured Default nor Default has occurred and is continuing;

(h) no event has occurred which would have a Material Adverse Effect; and

(i) the execution and delivery by Borrowers of this Modification and the performance by Borrowers of this Modification and the transactions contemplated hereby: (i) do not and will not violate any law or regulation; (ii) do not and will not violate any order, decree or judgment by which any Borrower is bound; (iii) do not and will not violate or conflict with, result in a breach of or constitute (with notice, lapse of time, or otherwise) a default under any material agreement, mortgage, indenture or other contractual obligation to which any Borrower is a party, or by which any Borrower’s properties are bound; or (iv) do not and will not result in the creation or imposition of any lien upon any property or assets of any Borrower.

6. Reaffirmation of Liability. Subject to the terms and conditions contained herein, each Borrower hereby reaffirms its liability to Lender under the Agreement, the Collateral Documents, the Notes, the other Loan Documents and all other agreements and instruments executed by Borrowers for the benefit of Administrative Agent, Lenders or LC Issuer in connection with the Agreement and the Revolving Loans and the Term Loans (collectively, the “Bank Documents”). Without limiting the generality of the foregoing, each Borrower reaffirms all of its payment obligations, including with respect to the Revolving Loans and the Term Loans under the Agreement and the Notes and with respect to the LC Obligations. In addition, each Borrower agrees that Administrative Agent, each

Lender and LC Issuer have performed all of their obligations under the Bank Documents and that none of Administrative Agent, any Lender or LC Issuer is in default under any obligation any of them has or ever did have to any Borrower under the Bank Documents or any other agreement. As a specific inducement and consideration to Lenders, Administrative Agent and LC Issuer to enter into this Modification and agree to the transactions contemplated hereby, each Borrower hereby waives and releases each Lender, Administrative Agent and LC Issuer, their respective officers, directors, employees and representatives, from any and all claims or causes of actions, if any, accruing on or before the date hereof and arising out of the past and/or present business relationship among each Borrower and each Lender, Administrative Agent or LC Issuer which any Borrower now has or may have or in the future may have against any Lender, Administrative Agent or LC Issuer or any of their respective officers, directors, employees or representatives.

7. Effectiveness of Modification. All of the terms, covenants and conditions of, and the obligations of Borrowers under, the Bank Documents shall remain in full force and effect as modified hereby.

8. Preservation of Existing Security Interests. Each mortgage, security interest, pledge, assignment, lien or other conveyance or encumbrance of any right, title, or interest in any property of any kind delivered to Administrative Agent for the benefit of Lenders at any time by any Borrower or any other Person in connection with the Bank Documents or to secure the performance of the obligations of Borrowers under the Bank Documents, including pursuant to the Collateral Documents, shall remain in full force and effect following the execution of this Modification.

9. Expenses. Borrowers shall reimburse Administrative Agent for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for Administrative Agent and Lenders, which attorneys may be employees of Administrative Agent and Lenders) paid or incurred by Administrative Agent and Lenders in connection with the preparation, negotiation, execution, delivery, performance, review, amendment, modification, and administration of this Modification, the Agreement and the other Bank Documents. Borrowers also agree to reimburse Administrative Agent for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for Administrative Agent and Lenders, which attorneys may be employees of Administrative Agent and Lenders) paid or incurred by Administrative Agent and Lenders in connection with the collection and enforcement of the Agreement and the other Bank Documents.

10. Applicable Law. This Modification shall be construed in accordance with the internal laws (but without regard to the conflict of laws provisions) of the State of Ohio, but giving effect to federal laws applicable to national banks.

11. Severability. Any provision of this Modification that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12. Counterparts. This Modification may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Amendments and Supplements. This Modification may not be amended or supplemented except by an instrument in writing executed by Borrowers and Agent.

14. Covenants to Survive, Binding Agreement. This Modification shall be binding upon and inure to the benefit of Borrowers, Lenders, Administrative Agent and LC Issuer and their respective successors or assigns; provided, however, that Borrowers may not assign or otherwise dispose of any of their rights or obligations hereunder.

15. Entire Agreement. This Modification embodies the entire agreement and understanding among Borrowers, Administrative Agent, Lenders and LC Issuer relating to, and supersedes all prior agreements and understandings among Borrowers, Administrative Agent, Lenders and LC Issuer relating to, the subject matter hereof.

16. Headings. The headings of the sections of this Modification are for convenience only and shall not affect the meaning or interpretation of this Modification.

17. Interpretation. This Modification is to be deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein shall not be interpreted against any party but shall be interpreted according to the rules for the interpretation of arm’s length agreements.

18. WAIVER OF JURY TRIAL. EACH BORROWER, ADMINISTRATIVE AGENT, LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

IN WITNESS WHEREOF, the parties hereto entered into this Modification to be effective as of the Effective Date.

BORROWERS:

MPW Industrial Services Group, Inc.

By:	/s/ Robert Valentine
Name:	Robert Valentine
Title:	Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer

Each of the Other Borrowers Listed on the Schedule of Subsidiary Borrowers

By:	/s/ Robert Valentine
Name:	Robert Valentine
Title:	Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer

[Signatures of Lenders, Administrative Agent and LC Issuer on Following Pages]

BANK ONE, NA,
[Main Office Columbus],
as a Lender and as Administrative Agent and LC Issuer

By:	/s/ Geoffrey M. Eagleson
Geoffrey M. Eagleson, First Vice President

NATIONAL CITY BANK,
as a Lender

By:	/s/ Robert C. Wolfinger
Robert C. Wolfinger, Senior Vice President

SCHEDULE OF SUBSIDIARY BORROWERS

Aquatech Environmental, Inc.

MPW Industrial Services, Inc.

MPW Management Services Corp.

MPW Industrial Water Services, Inc.

MPW Container Management Corp.

MPW Container Management Corp. of Michigan

MPW Industrial Services of Indiana, LLC

MPW Industrial Cleaning Corp.